FIFTH AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                                 UMB SCOUT FUNDS
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC


                                  NAME OF FUNDS



UMB Scout Stock Fund
UMB Scout Mid Cap Fund
UMB Scout Small Cap Fund
UMB Scout International Fund
UMB Scout International Discovery Fund
UMB Scout Bond Fund
UMB Scout Money Market Fund - Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund



         The undersigned, intending to be legally bound, hereby execute this Fifth Amended and Restated Schedule A to the Distribution Agreement dated May 19, 2001, and executed by and between UMB Scout Funds and UMB Distribution Services, LLC (formerly known as Sunstone Distribution Services, LLC), to be effective as of the 1st day of July 2008.


UMB DISTRIBUTION SERVICES, LLC                UMB SCOUT FUNDS



By:      /S/ PETER J. HAMMOND                 By:      /S/ C. WARREN GREEN
    ---------------------------------            -------------------------------

Title:   PRESIDENT                            Title:    TREASURER
      -------------------------------               ----------------------------